UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 28, 2003

DELPHI CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-14787	38-3430473

State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5725 Delphi Drive, Troy, Michigan	48098

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(248) 813-2000

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE

ITEM 9. REGULATION FD DISCLOSURE

     Delphi Corporation (NYSE: DPH) filed a registration statement with the Securities and Exchange Commission (SEC) on March 28, 2003 for the sale of $300 million of preferred stock (or $345 million if underwriters’ over-allotment option is exercised in full). Delphi will issue the securities through its newly created subsidiary, Delphi Properties, Inc., a real estate investment trust (REIT).

Historically, companies have used REITs to issue preferred equity because of favorable economics. Delphi believes it is a cost effective way to raise funds and that it supports our previously-stated objective to raise funds in a manner that is favorable to both debt holders and equity holders.

Proceeds from the sale of the preferred stock offering are intended for general corporate purposes, which may include voluntary contributions to its pension plans, strengthening Delphi’s consolidated balance sheet.

Following the registration, Delphi expects to complete the offering during the second quarter; however, the actual timing will depend on SEC approval and market conditions.

This is a notice of a proposed offering only and is not an offer to sell any securities and not a solicitation of an offer to buy any securities. A registration statement with respect to the securities has been filed with the SEC but has not yet become effective.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION

Date:	March 28, 2003	(Registrant)

By /s/ John D. Sheehan

(John D. Sheehan, Chief Accounting Officer and Controller)

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